SCHEDULE 14A
	(Rule 14a-101)

	INFORMATION REQUIRED IN PROXY STATEMENT

	SCHEDULE 14A INFORMATION

	Proxy Statement Pursuant to Section 14(a) of the Securities
	Exchange Act of 1934 (Amendment No.                 )

	Filed by the registrant X
	Filed by a party other than the registrant
	Check the appropriate box:
		Preliminary proxy statement
	X Definitive proxy statement
	  Definitive additional materials
	  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

	THE TURNER CORPORATION
	(Name of Registrant as Specified in Its Charter)

	THE TURNER CORPORATION
	(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

X $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i) (1), or 14a-6(j)(2).
  $500 per each party to the controversy pursuant to Exchange Act Rule
	   14a-6(i)(3).
  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)     Title of each class of securities to which transaction applies:

	(2)     Aggregate number of securities to which transactions applies:

	(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)     Proposed maximum aggregate value of transaction:

	 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify thed the date of its filing.

	(1)     Amount previously paid:

	(2)     Form, schedule or registration statement no.:

	(3)     Filing party:

	(4)     Date filed:


		     THE TURNER CORPORATION





	    Notice of Annual Meeting of

	    Stockholders May 10,1996

     The Annual Meeting of Stockholders of The Turner
Corporation will  be  held  on  Friday, May 10, 1996, at 11:00
A.M.  Eastern Daylight Saving Time, in the Auditorium at the
Equitable Center, 787 Seventh Avenue, New York, New York, for the following purposes:


		    1.   To elect three directors;
		    2.    To transact such other business asmay
	       properly   come   before  the   meeting   or any
	       adjournment.

     Stockholders of record at the close of business on March
25, 1996 will be entitled to vote at the meeting.


					SARA J. GOZO
					Secretary

April 1, 1996

      Each stockholder's vote is important. All stockholders
are encouraged to vote, date, sign and return promptly the
enclosed proxy   in   the   accompanying   reply   envelope,
including
stockholders who plan to attend the Annual Meeting.
		    THE TURNER CORPORATION
		       375 Hudson Street
		   New York, New York  10014
			Proxy Statement

		 ANNUAL MEETING OF STOCKHOLDERS May 10, 1996



      This Proxy Statement is being furnished beginning April 1, 1996, in connection with the solicitation of proxies for use at the 1996 Annual Meeting of Stockholders of The Turner Corporation to be held at the time and place and for the purposes set forth in the attached notice.

		     ELECTION OF DIRECTORS


	 The Company's directors who are elected by the holders of the Common Stock (voting together with the holders of the Company's Series B ESOP Convertible Preferred Stock) are divided into three classes. They serve three year terms, with the directors in one class being elected each year. The holder (or holders) of the Company's Series C 8.5% Convertible Preference Stock ("Series C Preferred Stock") have the right to elect three directors, who are in addition to the directors elected by the holders of the Common Stock and the Series B ESOP Convertible Preferred Stock.

      At the 1996 Annual Meeting three directors are to be elected. Election of a director requires a majority of the votes cast. Because no  minimum vote is required, shares which are present at the  meeting but are not voted (whether due to abstentions or otherwise) will not directly affect the outcome of the election.
     The Board of Directors' nominees for the three directorships, the directors who will continue in office and the directors expected to be elected  by the holders of the Corporation's Series C Preferred  Stock are as follows:
							Served as
						     Director Since   Term
						     or During          Will
						      the Period        Expire
			      Principal Occupation
Name and Age      and Other Directorships

Nominees for election as directors to serve until 1999:


Ellis T. Gravette, Jr.,70 (1)  President, Ardath Associates, Inc.;
					     Retired Chairman of the
					     Board and Chief Executive
					     Officer, The Bowery
					     Savings Bank, 1981-86; Director of
					     MidFirst Bank, SSB
							   1981        1999
Charles H. Moore,Jr., 66     Director of Athletics, Cornell
					     University; Chairman and Chief
					     Executive Officer, Xpander Pak,
					     Inc.(protective packaging) ;
					     Executive Vice President,
					     Illinois Tool Works, Inc., 1991-92
					     ; President andChief Executive
					     Officer, Ransburg Corporation
					     (subsidiary of Illinois Tool Works
					      , Inc.), 1988-92; Director of
					      Elcotel, Inc.; United States
					       Olympic Committee
							  1990         1999
Gordon A. Walker, 68         Chairman and Chief Executive
					     Officer, Hollinee, Inc.; Former
					     Chairman, President and Chief
					     Executive Officer, U.S. Industries
					   , Inc.; Director of Lincoln National
					     Corporation
							  1984          1999
Directors who will continue in office:

Walter G. Ehlers,  63            Retired President, Chief Operating
					      Officer and Trustee, Teachers
					      Insurance and Annuity Association
					      and College Retirement Equities
					      Fund, 1984-88;Director of
					      Neuberger & BermanAdvisors
					     Management Trust; Trustee of China
					      Medical Board of New York Inc.
							   1985          1997
Leif Lomo, 66                       President, Marley Pump Company;
					      Retired Chairman and Chief
					      Executive Officer, A.B.Chance
					      Company; Director of Mercantile
					      Bank of Boone County and Young
					      Broadcasting Inc.
							   1992          1998
Alfred T. McNeill, 59           Chairman and Chief Executive
					      Officer, The Turner Corporation
							   1985          1997
Harold J. Parmelee, 58          President, The Turner Corporation
							   1988          1998

John O. Whitney, 68             Professor and Executive Director,
					      The Deming Center for Quality
					      Management, Columbia Business
					      School; Director of Atchison
					     Castings; Church & Dwight Co. Inc.
							    1988          1997
Frederick W. Zuckerman, 61 General Partner, Zuckerman &             1992  1998
					       Firstenberg & Co. Inc., Invest-
					       ment Bankers and Financial
					       Advisors;Vice President and
					      Treasurer , IBM Corp. 1993-95,
					       Senior Vice President and
					      Treasurer, RJR Nabisco, Inc.,
					      1991-93;Vice President and
					      Treasurer,Chrysler Corporation,
					      1981-90; Director of The Japan
					      Equity Fund; Meditrust; Anacomp;
					      The Singapore Fund; NVR
					      Corporation; Pantone, Inc;Olympic
					      Financial Ltd.; Caere Corporation.




								Served     Term
								   as     Will
							       Director   Expire
			   Principal Occupation     Since or
Name and Age  and Other Directorships  During the Period

Directors expected to be elected by holders of Series C Preferred Stock:

Heinrich Baumann- Steiner, 54   Chairman and Managing Director, Karl
						     Steiner Holding AG; Vice
						     Chairman and Managing
						     Director, Karl Steiner AG
						    (an affiliate of Karl
						     Steiner Holding AG)
							     1992   1997
A. Gary Fieger, 68                       President, Fieger International;
						     Former President and Chief
						     Executive Officer,
						     Hammerson Property
						     Corporation
							     1992   1997
Peter K. Steiner, 50                     Vice Chairman and Managing Director,
						    Karl Steiner Holding AG;
						    Chairmanand Managing
						    Director, Karl Steiner AG
						    (an affiliate of Karl
						     Steiner Holding AG)
							      1992    1997
__________________________________
(1) In keeping with the Company's policy with regard to directors who are 70 years old or older, although Mr. Gravette is being elected for a three year term, Mr. Gravette has committed that he will resign effective at the time of any Annual Meeting of Stockholders unless the Board of Directors requests that he serve for the year following that Annual Meeting of Stockholders.


      Non-employee members of the Board of Directors are paid annual fees of $21,000, plus $1,000 and travel expenses for each meeting attended. Non-employee chairmen of committees of the Board of Directors receive additional annual fees of $2,100. Employee members of the Board of Directors do not receive any
directors'  fees.   During 1995,  the  Board  of  Directors  held
seven meetings. Each director attended at least 75% of the meetings of the Board of Directors and of each Committee of which he was a member, except that Mr. Steiner, who was elected by the holders of the Corporation's Series C Preferred Stock, attended 57% of the meetings.

      On  November  11,  1994,  the Board   of  Directors  adopted
the Directors' Retirement Plan (the "Directors Plan"). Under the
Directors Plan, each person who is a non-employee Director will be entitled to receive, beginning on the later of the person's seventieth birthday or the time the person ceases to be a Director, annual benefits equal to the annual fee paid to non-employee
Directors, reduced proportionally to the extent a Director served for less than five years. If there is a change of control of the Corporation, all Directors at the time of the change in control will be presumed to serve for five years and will receive full benefits.
      The Committees of the Board of Directors include an Executive Committee, a Compensation and Stock Option Committee, an Audit Committee, and a Committee on Directors' Affairs.

      The  members  of  the  Executive Committee are  Messrs.
McNeill (Chairman), Ehlers, Gravette, Moore, Parmelee, Walker and
Whitney. The Executive Committee may exercise the authority of the Board during the intervals between the meetings of the Board, except in respect of certain matters specified in the Corporation's By-Laws. The Executive Committee did not meet during 1995.

     The Compensation and Stock Option Committee, which is composed of Messrs. Walker (Chairman), Gravette, Moore, Whitney and Zuckerman, approves the salaries of all executive officers of The Turner Corporation (other than the Chairman and President, whose salaries are approved by the Board), makes or recommends
awards  under   the Corporation's Executive Incentive Compensation
Plan and authorizes the grant of stock options under the Corporation's stock option plans. The Committee also reviews senior management organizational plans. The Committee met twice in 1995.

      The  Audit  Committee,  which  is composed  of  Messrs.
Whitney (Chairman), Ehlers, Fieger, Gravette, Lomo, Moore and Steiner, recommends the firm of independent public accountants to act as the Corporation's independent auditors, confers with the Corporation's independent auditors as to the scope of their proposed audit,  reviews the  findings and recommendations of the independent
auditors, reviews with   the  Corporation's  accounting  personnel
and the contracted auditors the Corporation's financial controls, procedures and practices, and reviews the Corporation's compliance with its operating policy statement. The Committee met four times during 1995.

      The Committee on Directors' Affairs, (formerly the Nominating Committee) which is composed of Messrs. Moore (Chairman), Ehlers, McNeill, Parmelee and Whitney, selects and recommends nominees for directorships to the Board. Pursuant to a resolution adopted by the Board in 1989, the Committee, in nominating members of the Board for reelection, will consider any material changes which have occurred in their employment relationships, memberships on other boards and other circumstances affecting their availability for and participation in board activities, and any material changes which have occurred in the Corporation's business or affairs. In addition, pursuant to a resolution passed in January 1995, which among other things changed the name of the Committee, the Committee on Directors' Affairs also establishes goals and objectives for the Board of Directors and appraisal processes for the CEO, the full Board and individual Directors. This appraisal is reviewed annually. The Committee met three times in 1995.
      As of March 25, 1996, the Corporation's directors (including nominees), its five highest paid executive officers (including its Chief Executive Officer) and its directors and officers as a group, beneficially owned the following numbers of shares of common stock of the Corporation:

	      Name of                    Amount and Nature
Titleof   Beneficial Owner of Beneficial Ownership(1)  Percent of Class(6)
Class

Common Stock Heinrich Baumann- Steiner  5,000 (2)
Common Stock  Walter G. Ehlers                 22,000
Common Stock  A. Gary Fieger                      5,000
Common Stock  Ellis T. Gravette, Jr.            13,500
Common Stock  Leif Lomo                             6,000
Common Stock  Alfred T. McNeill               91,178            1.7%
Common Stock  Charles H. Moore, Jr.           6,000
Common Stock  Harold J. Parmelee             66,263            1.3%
Common Stock  David J. Smith                      7,500
Common Stock  Peter K. Steiner             1,625,500 (3)       23.8%(7)
Common Stock  Gordon A. Walker                6,100
Common Stock  John O. Whitney                 11,000
Common Stock   Frederick W. Zuckerman     6,000

Common     Directors and Officers as a Group(4)
			 (19 persons)                 1,926,999(3)(5)     27.3%
_____________
__________________

(1)Includes shares issuable on exercise of currently exercisable stock options
	 as follows, Alfred T. McNeill, 65,400; Harold J. Parmelee, 49,940;
	 David J. Smith, 7,300;  all non-employee directors, 5,000 each.  Does
	 not include 848,559 shares issuable on conversion of Series B ESOP
	 shares or shares issuable on exercise of options which were not
	 currently exercisable.
(2)     Does not include 1,000,000 shares of common stock issuable on conversion
	 of Series C Preferred Stock, 600,000 shares of common stock issuable
	 on conversion of Series D Preferred Stock, which itself is issuable on
	 conversion of an 8.5% Debenture, or 20,500 shares of Common Stock,
	 held by Karl Steiner Holding AG.  Heinrich Baumann-Steiner is the
	 Chairman of Karl Steiner Holding AG and his wife is the beneficial
	 owner of 50% of the shares of that company.
(3)Includes 1,000,000 shares of common stock issuable on conversion of Series
	 C Preferred Stock, 600,000 shares of common stock issuable on
	 conversion of Series D Preferred Stock, which itself is issuable on
	 conversion of an 8.5% Debenture, and 20,500 shares of Common Stock,
	 held by Karl Steiner Holding AG.  Peter K. Steiner is the Vice
	 Chairman of Karl Steiner Holding AG and the beneficial owner of 50% of
	 the shares of that company.
(4)   Donald R. Kerstetter, who was an officer of the Corporation until March 1
	1996, was 42 days late in filing a Form 4 with the Securities and Exch-
	ange Commission regarding a sale of 3,875 shares on October 25, 1995.
(5)    Includes 218,348 shares issuable on exercise of currently exercisable
	 outstanding stock options.
(6)     Unless noted, less than 1%.
(7)    Assumes that Karl Steiner Holding  AG converts all convertible
	 securities held by it and that no other convertible securities,
	 including Series B ESOP Convertible Preferred Stock are converted .
	 If the Series B ESOP Convertible Preferred Stock were also converted,
	 Mr. Steiner's beneficial ownership would be 21.2% The following persons are known by the Corporation to have owned beneficially  more  than  5%
  of  any  of  the  Corporation's voting securities as of March 25, 1996.
	                    Name and Address of      Amount and
  Title of Class      Beneficial Owner         Nature of         Percent of
							                                        Beneficial          Class
								                                       Ownership
Common Stock    The Turner Corporation          675,000             12.9%
			    Employees' Retirement Plan
			    375 Hudson Street
			    New York, New York10014

Common Stock    Dimensional Fund                346,832             6.6%(1)
			     Advisors Inc.
			     1299 Ocean Avenue
			     Santa Monica,
			     California 90401

Common Stock    The Records Co., A             320,500             6.1%(1)
			     Limited Partnership
			     c/o Midland Financial Co.
			     501 West I-44 Road
			     Oklahoma City, Oklahoma 73118


Series B ESOP    The Turner Corporation       848,559             100%(1)
Convertible          Employee
Preferred Stock    Stock Ownership Plan
			     375 Hudson Street
			     New York, New York 10014

Series C Preferred Karl Steiner Holding AG      9,000             100%(2)
Stock              Hagenholzstrasse 60 CH-
			                8050 Zurich Switzerland


 .
(1) Information is from forms 13D,F,G

(2) The 9,000 shares of Series C Preferred Stock are convertible into 1,000,000 shares of Common Stock, which, based upon the shares outstanding on March 25, 1996, would be 16.1% of the outstanding Common Stock after conversion of all the Series C Preferred Stock. Karl Steiner Holding AG also owned 20,500 shares of Common Stock and a Debenture which is convertible into 6,000 shares of Series D Preferred Stock, which, if issued, would be convertible into 600,000 shares of Common Stock. If all the shares of Series C Stock and Series D Stock had been converted, on March 25, 1996, Karl Steiner Holding AG would have owned 23.7% of the outstanding Common Stock, assuming no conversion of the Series B ESOP Convertible Preferred Stock and 21.1% of the outstanding Common
 Stock if all of the Series B ESOP Convertible Preferred Stock had been converted. The shares of Series B ESOP Convertible Preferred
  Stock vote together with the Common Stock on all matters, including election of directors, with each share of Series B ESOP Convertible Preferred Stock entitled to one vote. The Series B ESOP Convertible
 Preferred Stock will constitute 14.0% of the shares entitled to vote in the election of directors. The holders of the Series C Preferred Stock, voting separately, are entitled to elect three directors
 (declining to no directors if the outstanding Series C Preferred Stock is less than a specified portion of the outstanding voting stock on a fully diluted basis).
While the holders of the Series C Preferred Stock are entitled to elect any directors, they cannot vote the Series C Preferred Stock with regard to directors to be elected by the holders of the Common
Stock. If the holders of the Series C Preferred Stock become no longer entitled to elect directors as a separate class, they will be entitled to vote as part of the same class as the Common Stock and the Series B ESOP Convertible Preferred Stock, and will be entitled to 1,000 votes for each 9 shares of Series C Preferred Stock (a total of 1,000,000 votes for the entire 9,000 shares). The holdersof the Series C Preferred Stock are at all times entitled to 1,000 votes for each 9 shares of Series C Preferred Stock with regard to all matters other than the election of directors. Peter K. Steiner, who is a director of the Corporation, is the Vice Chairman, and the beneficial owner of 50% of the shares, of Karl Steiner Holding AG. Esther Baumann-Steiner, who is the sister of Peter K. Steiner and the wife of Heinrich Baumann-Steiner, is the beneficial owner of the other 50% of the shares of Karl Steiner Holding AG. Mr. Baumann-Steiner, who is a director of the Corporation, is the Chairman of Karl Steiner Holding AG.

      Karl Steiner Holding AG acquired the 9,000 shares of Series C Preferred Stock from the Corporation in July 1992 for $9 million. At the same time, it acquired 6,000 shares of Series D Preferred Stock from the Corporation for $6 million. Shortly after that it exercised a contractual right to exchange the Series D Preferred Stock for an 8 1/2% Debenture of the Corporation in the principal amount of $6 million. In connection with those transactions, Karl Steiner Holding AG and the Corporation executed an agreement which gives each of them options under certain circumstances to purchase or sell Preferred Stock or Common Stock from or to the other of them.
Karl Steiner Holding AG and the Corporation each owns 50% of Turner Steiner International S.A. ("TSI"), an entity they formed to engage in construction-related activities in most of the world, other than North and Central America, Switzerland, Germany, France, Austria and Japan. During 1995, the Corporation made employees and space available to TSI (for which the Corporation was paid $150,000 plus reimbursement for out-of-pocket expenses), the Corporation guaranteed obligations of TSI with regard to a construction contract, letters of credit and a line of credit, and the Corporation from time to time made working capital loans to TSI (at December 31, 1995, the outstanding balance of these loans, including the balance from prior years and accrued interest, was $5,509,181). These guarantees and loans were matched by Karl Steiner Holding AG.

      A. Gary Feiger owns 35%, and the Corporation owns 30%, of a limited liability company which is engaged in building diagnostics.











		   REMUNERATION OF EXECUTIVE OFFICERS



	 The following table sets forth the annual compensation, long term compensation and all other compensation during each of the three years ended December 31, 1995, for the Corporation's chief executive officer and for the four additional executive officers who, together with the chief executive officer, comprised the five highest paid executive officers of the Corporation for the year ended December 31, 1995.

 note!! footnotes in this table are the last row ofthe table!!
SUMMARY COMPENSATION TABLE

	             	    Annual Comp.           Long-Term Comp.           All Other
Name and   Year   Salary  Bonus  Other   Restricted Securities LTIP   Comp
Principal         $(2)     ($)   Annual  Stock     Underlying Payouts  ($)(4)
Position                           Comp.  Awards    Options      ($)
	   			    ($)   ($)(3)                       (#)     Sars(1)
Alfred T.McNeill
Chairman and Chief Executive Officer
	        1995   $437,700   0       NONE   $1,832      3,000  NONE    86,462(5)
	        1994   410,000  75,000            1,481      3,000          55,806
	        1993   400,000   0                1,908     18,000          54,497
Harold J. Parmelee
President
	        1995    343,950   0       NONE    1,832     3,000  NONE    65,718(5)
	        1994    322,500  50,000           1,481     3,000          44,377
    	    1993    315,000    0              1,908    13,000          44,872

Donald R Kerstetter (6)
Senior Vice President
   	    1995     249,150        0 NONE     1,832        0   NONE    46,620(5)
        1994     235,000   10,000          1,481    2,000           32,947
        1993     231,000   0               1,908    5,000           32,313

Joseph V. Vumbacco(7)
Executive Vice President and General Counsel
  	    1995     260,425       0   NONE    1,813     2,000  NONE     25,462(5)
	      1994     228,500  40,000           1,469     1,800           19,562
	      1993     220,000       0           1,908     4,800           15,314

David J. Smith(8)
Senior Vice President and Chief Financial Officer
  	    1995     205,825        0  NONE      722    1,500   NONE    26,435(5)
	      1994     190,000   25,000            747    1,800                0

________________
(1) The Corporation has not granted any stock appreciation rights.
(2) Until 1995, the annual salaries of all staff employees, other than officers, included a holiday supplement equal to 1/2 month's pay.
    Effective in 1995, officers also received this automatic addition to their annual pay.

(3) Restricted  Stock  Awards consist of allocations under the  Employee Stock
    Ownership Plan ("ESOP"). The aggregate number allocated, as of December 31, 1995, to Messrs. McNeill, Parmelee, Kerstetter, Vumbacco and
    Smith was 655, 655, 655, 648 and 83 shares respectively, valued at $12,112, $12,112, $12,112, $11,983 and $1,536 respectively. Dividends are used to  pay the ESOP loan.
(4) Consists of matching contributions by the Corporation to its 401(k) plan, contributions to the Corporation's defined benefit plan / the Employees'
    Cash Balance Retirement Plan and supplemental payments to retirement accounts.
(5) Estimated
(6) Mr. Kerstetter became an officer of the Corporation in 1993. Prior to that, he was an executive officer of Turner Construction Company, the Corporation's principal subsidiary. Mr.Kerstetter retired effective March 1,1996.
(7) Mr. Vumbacco resigned his position with the Corporation effective
    January 14, 1996.
(8) Mr. Smith joined the Corporation effective January 1, 1994.



       The following table sets forth certain information with regard to options granted during the fiscal year ended December 31, 1995 and potential realizable values. No stock appreciation rights (SARs) were granted during that year.

  OPTION/SAR   GRANTS  IN   LAST  FISCAL  YEAR
		  Individual Grant
	 Number of    Percent of     Exercise            Potential Realizable
	 Securities   Total          or Base  Expiration  Value at Assumed
Name   Underlying     Options/                            Annual Rates of Stock
       Options/Sars   Sars           Price       Date     Price Appreciation
	 Granted     Granted to EmP. ($/Sh)                For Option Term
	  (#)          In Fiscal Year                      5%         10%
Alfred T. 3,000         5.06%         $7.875   1/09/05   $38,482    $61,278
McNeill

Harold J. 3,000         5.06%         $7.875   1/09/05    38,482     61,278
Parmelee

Donald R.     0           0                0       0          0        0
Kerstetter

Joseph V.   2,000       3.37%         $7.875    1/09/05    25,655     40,852
Vumbacco

David J. Smith
	   1,500        2.53%         $7.875    1/09/05    19,241     30,639



   The following table sets forth certain information with regard to exercises of options during 1995 and options held at December 31, 1995.
 note!! footnotes for this table are the last row of the table!!

 AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES


						 Number of Securities
						   Underlying        Value of
						   Unexercised     Unexercised
						   Options/SARs  in-the-Money
						   at            Options/SARs
						  Fiscal Year- at Fiscal Year
						   End(1)          End (2) ($)
							(#)
	       Shares
	       Acquired    Value     Exercisable(E)        Exercisable(E)/
Name           on         Realized                        Unexercisable(U)
	       Exercise     ($)     Unexercisable(U)
		 (#)
Alfred T. McNeill
		   ___     ___           59,555 (E)        $6,847 (E)
					  5,845 (U)         3,278 (U)

Harold J.          ___     ___           49,940 (E)        $8,250 (E)
Parmelee                                      0 (U)             0 (U)

Donald R          9,000  17,500          15,900 (E)         $3,125 (E)
Kerstetter                                    0 (U)              0 (U)

Joseph V.          ___     ___           22,710 (E)         $3,925 (E)
Vumbacco                                     0  (U)             0 (U)

David J. Smith     ___     ___           7,300  (E)        $3,875 (E)
					     0  (U)             0 (U)

								    _
(1)  The Corporation has not granted any SARs
(2) Includes only those options whose exercise prices are lower than the closing price of $8.375 on December 31,1995.

The Corporation or its subsidiaries have entered into change of control agreements with a number of their executive officers, including the executive officers named above. These agreements expire on June 30, 1996. They provide that in the event of "termination" (as defined) of an executive's
employment   after  a  "change  of  control"  (as  defined)   of   the
Corporation,  the  executive will be entitled to receive  a  lump  sum payment equal to 2.99 years' (in the case of three senior executives including Mr. McNeill) or one year's (in the case of other executives)
compensation,   including  average  bonus,  as   well   as   continued
eligibility for certain employee welfare benefits.

Retirement Plans

       Until March 31, 1991, the Corporation had an Employees' Retirement Plan (the "Retirement Plan"), a Supplemental Executive Defined Benefit Retirement Plan, and a Defined Benefit Retirement
Equalization Plan under which an employee would receive retirement benefits under a formula based upon years of service, salary during the years preceding retirement and the Social Security wage base. Effective March 31, 1991, the Corporation curtailed these Retirement Plans, so that no years of service or salary past that date would be considered in determining retirement benefits. This froze the benefits employees who continued working for the Corporation past March 31, 1991 will receive under these Retirement Plans. The annual benefits Messrs. McNeill, Parmelee, Kerstetter, Vumbacco, and Smith will receive under the Retirement Plan, the Supplemental Executive Defined Benefit Retirement Plan and the Defined Benefit Retirement Equalization Plan, assuming retirements at age 65, will be $161,030, $131,730, $122,477, $22,276 and (none) respectively. Mr. Smith was employed after March 31, 1991.

     Effective April 1, 1991, the Corporation instituted a new defined contribution plan, the Employee's Retirement Income Plan, (the "Income Plan") to replace the Retirement Plan. Effective December 31, 1993, the Corporation froze the benefits under the Income Plan. There will be no further contributions to the frozen Income Plan. The lump sum benefits (as of January 31, 1995), that Messrs. McNeill, Parmelee, Kerstetter, Vumbacco and Smith had accrued under the Income Plan were $51,991, $51,986, $55,967, $34,540 and (none) respectively. Mr. Smith was not eligible for the Income Plan. The Income Plan benefits were transferred to the Tax Deferred Savings Plan, 401(k), as of February 1, 1995.

      The Income Plan lump sum benefits (shown above) do not include the non-qualified Supplemental Plan benefits associated with the Income Plan which are to date for Messrs. McNeill, Parmelee and Kerstetter $102,073, $60,012 and $31,321 respectively.

      Effective January 1, 1994, the Corporation introduced the Employees' Cash Balance Retirement Plan, (the "Cash balance Plan"), a defined benefit plan, to replace the Income Plan. Amounts contributed to  the  Cash Balance Plan during 1995 for the Chief Executive Officer and the other four executive officers who  comprise  the  five  highest  paid executive  officers  of  the Corporation,  are  included  in  the  column
captioned   "All   Other Compensation" in the Summary Compensation Table.


				   COMPENSATION COMMITTEE REPORT
To the Shareholders of The Turner Corporation
      The purpose of this report is to describe the compensation policies applied by the Compensation Committee of the Board of Directors of The Turner Corporation with regard to the Corporation's executive officers and the basis for the compensation of Alfred T. McNeill, the Chief Executive Officer of the Corporation, for the year ended December 31, 1995.
      In 1989, the Compensation Committee and the management of the Corporation undertook a review of the Corporation's policies for compensating its senior executives. With the approval of the Compensation Committee, the Corporation hired Towers Perrin to assist in this review. Representatives of Towers Perrin worked with the management to develop possible compensation programs, and then met privately with the Compensation Committee to discuss them.

       As a result of the review, the Compensation Committee recommended, and the Board of Directors adopted, a four pronged compensation program, designed to reward senior executives for both long term and short term achievements on behalf of the Corporation and its stockholders. The principal elements of this program (as subsequently updated) are:

	  - Base Salary the fundamental compensation to a senior executive for fulfilling his or her job responsibilities.

	  - Executive Incentive Compensation Plan a reward for achieving or exceeding corporate and individual goals established with regard to each senior executive at the beginning of each year.

	  - Stock Options stock options enable key employees to profit from increases in the price of the Corporation's stock. The Corporation has had stock option plans since its shares first were sold to the public in 1969. However, in connection with the 1989 review, it was decided that stock options would be awarded uniformly to all officers of the Corporation and its subsidiaries holding similar positions.

	    -            Stockholder Gain Award Plan  if during the 20
trading  days before and after June 11, 1996, the price  of
the Common Stock averages at least $20 per share, a group of senior executive officers to be designated by the Compensation Committee at that time will receive incentive compensation totaling 1.5% of the amount by which the total value of the outstanding Common Stock, based upon that average price, exceeds what it would have been at $12 per share. However, the toal amount of the incentive compensation may not exceed $3 million.
       Based  upon  the  advice  received  from  Towers  Perrin,   the
Compensation  Committee  concluded  that  the  four  pronged   program
described above would enable the Corporation to retain capable senior executives while providing rewards for contributing toward enhancement of  the Corporation's financial results and for increases in the price of  its  stock.  Because the Corporation devotes substantial time  and
money   to  training  key  employees  in  matters  relating   to   the
construction  industry,  the Corporation's  employees  are  constantly
being  sought  by  competing construction  firms.   Therefore,  it  is
important that the Corporation's key employees be compensated at a level which will induce them to remain with the Corporation rather than accepting positions with competitors. Nonetheless, after having reviewed the recommendations of Towers Perrin, the Compensation Committee concluded that the compensation levels and incentives were not excessive (and indeed were somewhat modest) in view of the size and complexity of the Corporation's businesses.

     Each year the Compensation Committee reviews recommendations from management as to base salaries of senior executives (other than the Chief Executive Officer and the President), total awards to senior executives under the Employee Incentive Compensation Plan and numbers of stock options to be awarded to executives in particular positions. It then makes recommendations to the entire Board as to the following year's salaries of the Chief Executive Officer and of the President, the total amount (as a percentage of the Corporation's earnings) to be awarded under the Executive Incentive Compensation Plan and the portions of that total amount to be allocated to the Chief Executive Officer and the President. In addition, it determines, without action of the Board, the following year's salaries of senior executives other than the Chief Executive Officer and the President, and the portion of the total amount awarded under the Executive Incentive Compensation Plan (the "EIC Plan") to be allocated to each of those senior executives.

      In March 1995, the Compensation Committee discussed whether the Company should continue its policy of reviewing all executive salaries annually, instead of giving salary increases any time they are merited. Ultimately, it decided the practice of annual salary reviews should continue. It then approved management's recommendations as to all senior executives other than the Chief Executive Officer and the President.

      With  regard to compensation of the Chief Executive Officer  and the  President,  the  Compensation  Committee took into  consideration views which had been expressed by the Chief Executive Officer that (1)
because  a  number  of  executives had not  been  given   base  salary
increases in view of the failure of the Company to meet its 1994 earning targets, it would not be appropriate for the Chief Executive Officer and the President to receive increases in base salary, and (2)
the   Chief  Executive  Officer  and  the  President  must  take  some responsibility for failure to detect and correct problems which led to losses in the Company's Carribean region. In view of these factors, and the Company's failure to meet its 1994 earning targets, the Compensation Committee decided to leave the 1995 base salaries of the Chief Executive Officer and the President at the same levels as in 1994.

      In March 1995, the Compensation Committee also considered, and approved, a management proposal to (a) pay officers of the Company and of subsidiaries the same holiday supplement of approximately one-half month's salary that is paid to staff employees and (b) change the EIC Plan so (i) the total fund available with regard to a year for distribution under the EIC Plan will be a percentage of pre-tax earnings in that year above $8,250,000, and (ii) distributions to operating level executives will be based upon controllable margins (essentially, operating profits) of their business unit.

      In March 1996, applying these criteria to 1995, the Compensation
Committee  accepted   management's recommendation  that  there  be  no
awards under the EIC Plan for 1995.

				       GORDON A. WALKER
	  CHARLES H. MOORE, JR.        ELLIS T. GRAVETTE, JR.
	  JOHN O. WHITNEY                   FREDERICK W ZUCKERMAN
 .

			 The Turner Corporation
	       Comparison of Five-Year Cumulative Return
      Turner vs. AMEX and Construction and Real Estate Peer Group
		      Turner      AMEX       Const.        Real Estate
       1990         100          100             100              100
       1991           59          128             106              69
       1992           69          130             105              69
       1993           75          155             104             104
       1994           78          141             111              96
       1995           80          178             124             120
Companies in Peer Groups weighted by market capitalization: indexed to 100 at December 31, 1990. Dividends reinvested over period.

   The Turner Corporation has two business segments: Construction and Real Estate. The Construction Peer Group is made up of companies with market capitalizations of not more than $500 million who are engaged primarily in providing construction/engineering services for business sectors other than home building and infrastructure: Guy F. Atkinson of California, Michael Baker Corp., Perini Corp., and Stone & Webster Inc. The Real Estate Peer Group is made up of all U.S. companies listed in the Standard & Poors database (2/94) which have been public for five years or more, have market capitalizations of not more than $150 million, and whose principal business activity involves nonresidential real estate development. The Real Estate Peer Group is comprised of: Reading Co. Class A, Koger Equity and Mission West Properties. These are the same companies which made up the Real Estate Peer Group described in the proxy statement used in connection with the 1995 Annual Meeting. The Construction Peer Group has dropped CRSS Inc., which no longer meets the group criteria.



		 INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP was appointed by the Board of Directors, with the recommendation of the Audit Committee, as independent public accountants to audit the accounts of the Corporation and its subsidiaries for 1995. A representative of Arthur Andersen LLP. is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires to do so. That person will be available to answer appropriate questions.

      Arthur Andersen LLP rendered the following services to the Corporation in 1995: reading of unaudited quarterly financial information, assistance and consultation in connection with filings with the Securities and Exchange Commission and with various other governmental and regulatory agencies, consultation in connection with various tax and audit-related accounting matters and management consultation relating to the Corporation's Total Quality Management Program.


			    GENERAL

      The enclosed proxy is solicited by the Board of Directors of The Turner Corporation to be voted at the 1996 Annual Meeting of Stockholders. All shares represented by proxies delivered prior to the meeting will be voted in the manner specified on the proxies. If no vote is specified, and the proxy does not show that the stockholder wants to abstain or for any other reason the shares are not to be voted, proxies will be voted for the nominees for directorships named above. Any stockholder who signs and returns a proxy may revoke it at any time prior to the vote by notifying the Secretary in writing. A vote in person at the meeting will revoke a proxy as to the matters voted upon. However, the presence of a stockholder at the meeting will not revoke a proxy as to matters on which the stockholder does not vote in person.
      The Board of Directors has no reason to believe that any nominee for a directorship will be unable to serve if elected. If any nominee should become unable to serve, proxies may be voted for the election of another person designated by the Board of Directors.
      The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. If other matters do properly come before the meeting, the persons named in the proxies will have authority to vote in accordance with their judgment.
     Stockholders of record at the close of business on March 25, 1996 will be entitled to vote at the meeting. At the close of business on March 25, 1996, the Corporation had outstanding 5,230,412 shares of Common Stock and 848,559 shares of Series B ESOP Convertible Preferred Stock. The Common Stock and the Series B Stock are voted as a single class. Each share of Common Stock and each share of Series B Stock outstanding on March 25, 1996 is entitled to one vote.

      In addition to the distribution of proxy material by mail, directors, officers and employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person. The cost of all such solicitations will be borne by the Corporation. The Corporation will reimburse brokerage houses, custodians, nominees and fiduciaries for expenses in forwarding solicitation material to beneficial owners. The Corporation has retained D. F. King & Co. to assist in the solicitation of proxies. The fee of that firm is estimated not to exceed $9,000 plus out-of-pocket costs and expenses.

AS  PER  ATTY REQUEST - THIS SECTION WITH BLOCK PROTECT ON SO TO  KEEP
PRINT ON THE SAME PAGE. (BUT DO NOT INSERT HARD PAGE CODE !!!!)   NEXT
ANNUAL MEETING

      Proposals of security holders intended to be presented at the 1997 annual meeting must be received by The Turner Corporation by December 9, 1996 for inclusion in the proxy statement and form of proxy relating to that meeting.

			 By Order of the Board of Directors
				   THE TURNER CORPORATION
					SARA J. GOZO
					Secretary


April 1 , 1996

      THE TURNER CORPORATION WILL PROVIDE WITHOUT CHARGE A COPY OF ITS


ANNUAL REPORT ON FORM 10-K FOR 1995, EXCLUDING EXHIBITS, TO ANY PERSON


ENTITLED  TO  VOTE OR TO DIRECT A VOTE AT THE 1996 ANNUAL  MEETING  OF


STOCKHOLDERS UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED  TO


THE  SECRETARY OF THE TURNER CORPORATION AT THE ADDRESS  SPECIFIED  ON


THE FIRST PAGE OF THIS PROXY STATEMENT.

April 1 , 1996


To Participants in the Employee Stock Ownership Plan:


As a participant in The Turner Corporation Employee Stock
Ownership Plan, you have the right to direct the Trustee of the Plan, State Street Bank and Trust Company, as to the manner in which to vote your shares at the Company's Annual
Stockholders Meeting on May 10, 1996. The instructions given by you will be held by the Trustee in strict confidence.

The enclosed Voting Instruction Card can be used to provide your instructions to the Trustee. This Card only covers the shares held in the Employee Stock Ownership Plan for which you are entitled to give direction and is not linked to any other shares of Company stock or related Proxy Cards concerning the Annual Meeting which you may receive.

Your voting direction will apply to those shares allocated to your account as well as to a proportionate number of the shares in the plan not yet allocated to any participant. If you own Turner Corporation Stock outside of the Employee Stock Ownership Plan, you will receive proxy materials covering these shares in a separate mailing.

     Also enclosed is a Proxy Statement that explains the items which will be voted on at the Company's Annual Stockholders Meeting. Please return your completed and signed Voting Instruction Card as quickly as possible, using the envelope provided. Your vote is important and you are encouraged to take advantage of this opportunity to direct the voting of your shares.






Sara J.Gozo
Secretary



April 19, 1996





Dear Stockholder:

Our records indicate that we have not yet received your proxy for the Annual Meeting to be held on May 10, 1996. A proxy card was mailed to you on April 1, 1996, together with a Notice of Annual Meeting,
Proxy Statement and Annual Report.

We believe it is important that your views be represented at the meeting. We are, therefore, enclosing a duplicate proxy and urge you to sign, date and return it today in the enclosed return envelope.

If you have already forwarded your proxy card, we thank you for your cooperation.


Yours very truly,





Sara J. Gozo
Secretary
SJG:dtl



PROXY
THE TURNER CORPORATION
Annual Meeting of Stockholders, May 10, 1996
The undersigned hereby appoints Alfred T. McNeill and Sara J. Gozo and each of them, with full power of substitution, as attorneys and proxies for the undersigned to appear at the Annual Meeting of Stockholders of the Turner Corporation to be held on May 10, 1996 at 11:00 A.M. Eastern Daylight Saving Time, and at any adjournments of that meeting, and at that meeting to act for the undersigned and vote all shares of common stock of The Turner Corporation held in the name of the undersigned, with all the powers the undersigned would have if personally present as follows:


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of Directods' recommendations. The Proxies cannotvote your shares unless you sign and return this card.
P
R
O
X
Y
SEE REVERSE
SIDE
[X]
Please mark your votes as in this example.
If not otherwise specified, this proxy will be voted for the election of the nominees named below. The Board of Directors recommends a vote FOR the below matters.
1.      Election of Directors.
FOR            WITHHELD
To withhold authority to vote for an individual nominee, list that nominee's name on the line below: (Nominees: Ellis T. Gravette Jr., Charles H. Moore Jr,
			 Gordon A. Walker)
2. In their discretion upon any other matter that may properly come before the meeting.
	Do you plan to attend the Annual Meeting?
YES           NO
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Please sign exactly as name appears at the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
SIGNATURE(S)    DATE




THE TURNER CORPORATION
Voting Instructions Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders, May 10, 1996
To the trustees  --  Employee Stock Ownership Plan of the Turner
Corporation.
The undersigned hereby directs State Street Bank and Trust Company, Trustee, to vote as stated herein all shares allocated to the account of the undersigned at the Annual Meeting of Stockholders to be held on May 10, 1996 at 11:00 A.M. Eastern Daylight Saving Time. as at any adjournments thereof, upon the matters set forth in the notice of such meeting. The Trustee shall vote as checked upon the following matters, more fully set forth in the Proxy Statement, and otherwise in their discretion.
1. Election of Directors, Nominees:  Ellis T. Gravette Jr.,Charles H. Moore Jr.,
				     Gordon A. Walker

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your instructions cannot be accepted unless you sign and return this card.
SEE REVERSE SIDE

[X]
Please mark your votes as in this example.
    If not otherwise specified, this Direction will be voted for the election of the director nominees named below. The Board of Directors recommends a vote FOR the below matters.
1.      Election of Directors.
FOR     WITHHELD
To withhold authority to vote for an individual nominee, list that nominee's name on the line below:
   (Nominees:  Ellis T. Gravette Jr., Charles H. Moore Jr.Gordon A. Walker)
2. In their discretion upon any other matter that may properly come before the meeting.
	  Do you plan to attend the Annual Meeting?
YES       NO
THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE TRUSTEE OF
THE EMPLOYEE STOCK OWNERSHIP PLAN
Please sign exactly as name appears at the left.
	SIGNATURE(S)  DATE